Exhibit 21.1

A. T. Massey Coal Company, Inc.

Alex Energy, Inc.

Alliance Coal Corporation

Alpha American Coal Company, LLC

Alpha American Coal Holding, LLC

Alpha Appalachia Holdings, Inc.

Alpha Appalachia Services, Inc.

Alpha Australia, LLC

Alpha Australia PTY Limited

Alpha Australia Services, LLC

Alpha Coal India Private Limited

Alpha Coal Resources Company, LLC

Alpha Coal Sales Co., LLC

Alpha Coal West, Inc.

Alpha Energy Sales, LLC

Alpha European Sales, Inc.

Alpha Gas and Oil Company

Alpha India, LLC

Alpha Land and Reserves, LLC

Alpha Midwest Holding Company

Alpha Natural Resources, Inc.

Alpha Natural Resources, LLC

Alpha Natural Resources International, LLC

Alpha Natural Resources Services, LLC

Alpha PA Coal Terminal, LLC

Alpha Shale Holdings, LLC(1)

Alpha Shale Resources, LP(2)

Alpha Shipping and Chartering, LLC

Alpha Sub Five, LLC

Alpha Sub Four, LLC

Alpha Sub One, LLC

Alpha Sub Three, LLC

Alpha Sub Two, LLC

Alpha Terminal Company, LLC

Alpha Wyoming Land Company, LLC

AMFIRE, LLC

AMFIRE Holdings, LLC

AMFIRE Mining Company, LLC

AMFIRE WV, L.P.

ANR Receivables Funding, LLC

Appalachia Coal Sales Company, Inc.

Appalachia Holding Company

Aracoma Coal Company, Inc.

Axiom Excavating and Grading Services, LLC

Bandmill Coal Corporation

Bandytown Coal Company

Barbara Holdings Inc.

Barnabus Land Company

Belfry Coal Corporation

Ben Creek Coal Company

Big Bear Mining Company

(1)  Foundation PA Coal Company, LLC owns a 50% interest.

(2)  Foundation PA Coal Company, LLC owns a 49.95% interest as LP; Alpha Shale Holdings, LLC owns a 0.1% interest as Managing GP.

Big Laurel Mining Corporation

Black Dog Coal, LLC

Black King Mine Development Co.

Black Mountain Resources LLC

Bluff Spur Coal Corporation

Boone East Development Co.

Boone Energy Company

Boone West Development Co.

Brooks Run Mining Company, LLC

Buchanan Energy Company, LLC

Bull Mountain Mining Corporation

Callaway Land and Reserves, LLC

Castle Gate Holding Company

Cave Spur Coal LLC

Central Penn Energy Company, Inc.

Central West Virginia Energy Company

Ceratech, Inc.(3)

Ceres Land Company

Clear Fork Coal Company

Cloverlick Coal Company LLC

Cloverlick Management LLC

Coal Gas Recovery, LLC

Coal Handling Solutions LLC(4)

CoalSolv, LLC(5)

Cobra Natural Resources, LLC

Coral Energy Services, LLC

Covington Handling LLC(6)

Crystal Fuels Company

Cumberland Coal Resources, LP

Cumberland Equipment Corporation

Cumberland Resources Corporation

Dehue Coal Company

Delbarton Mining Company

Delta Mine Holding Company

Demeter Land Company

Dickenson-Russell Coal Company, LLC

Dickenson-Russell Land and Reserves, LLC

Dominion Terminal Associates(7)

Dorchester Associates LLC

Dorchester Enterprises, Incorporated

Douglas Pocahontas Coal Corporation

DRIH Corporation

Dry Systems Technologies, Inc.

Duchess Coal Company

Eagle Energy, Inc.

Elk Run Coal Company, Inc.

Emerald Coal Resources, LP

En Route LLC

Energy Development Corporation

(3)  Alpha Natural Resources, LLC owns an 10.1% interest.

(4)  Martin County Coal Corporation owns a 45.34% interest; Road Fork Development Company, Inc. owns a 4.66% interest.

(5)  Alpha European Sales, Inc. owns a 60% interest.

(6)  Coal Handling Solutions LLC owns a 100% interest (Martin County Coal Corporation owns a 45.34% interest and Road Fork Development Company, Inc. owns a 4.66% interest in Coal Handling Solutions LLC.)

(7)  Alpha Terminal Company, LLC owns a 40.6% interest.

Enterprise Land and Reserves, LLC

Enterprise Mining Company, LLC

Esperanza Coal Co., LLC

Excelven Pty Ltd.(8)

Exeter Coal Corporation

Foglesong Energy Company

Foundation Mining, LLC

Foundation PA Coal Company, LLC

Foundation Royalty Company

Freeport Mining, LLC

Freeport Resources Company, LLC

Green Source Energy LLC(9)

Goals Coal Company

Gray Hawk Insurance Company

Green Valley Coal Company

Greyeagle Coal Company

Guest Mountain Mining Corporation

Haden Farms, Inc.

Hanna Land Company, LLC

Harlan Reclamation Services LLC

Hazy Ridge Coal Company

Herndon Processing Company, LLC

Highland Mining Company

High Splint Coal LLC

Hopkins Creek Coal Company

Independence Coal Company, Inc.

Jacks Branch Coal Company

Jay Creek Holding, LLC

Joboner Coal Company

JST Land Company

JST Mining Company

JST Resources LLC

Kanawha Energy Company

Kepler Processing Company, LLC

Kingsport Handling LLC(10)

Kingsport Services LLC(11)

Kingston Mining, Inc.

Kingston Processing, Inc.

Kingston Resources, Inc.

Kingwood Mining Company, LLC

Knox Creek Coal Corporation

Lanco Mining and Thermal Energy Limited(12)

Laurel Creek Co., Inc.

Lauren Land Company

Laxare, Inc.

Litwar Processing Company, LLC

Logan County Mine Services, Inc.

Long Fork Coal Company

Lynn Branch Coal Company, Inc.

Maggard Branch Coal LLC

Majestic Mining, Inc.

(8)  Alpha Natural Resources, LLC owns a 24.5% interest.

(9)  Alpha Natural Resources, LLC owns a 6.74% interest.

(10)  Tennessee Energy Corp. owns a 50% interest.

(11)  Tennessee Consolidated Coal Company owns a 50% interest.

(12)  Alpha Natural Resources International, LLC owns a 0.44% interest.

Maple Meadow Mining Company

Marfork Coal Company, Inc.

Marshall Land LLC(13)

Martin County Coal Corporation

Maxxim Rebuild Co., LLC

Maxxim Shared Services, LLC

Maxxum Carbon Resources, LLC

Maysville Handling LLC(14)

McDowell-Wyoming Coal Company, LLC

Meadow Branch Coal LLC

Meadow Branch Mining Corporation

Mill Branch Coal Corporation

Mountain Management, Incorporated

Mountaineer Capital, LP(15)

Neweagle Coal Sales Corp.

Neweagle Development Corp.

Neweagle Industries, Inc.

Neweagle Mining Corp.

New Market Land Company

New Ridge Mining Company

New River Energy Corporation

NICCO Corporation

Nicewonder Contracting, Inc.

Nicholas Energy Company

Nine Mile Spur LLC

North Fork Coal Corporation

Odell Processing Inc.

Omar Mining Company

Osaka Mining Corporation

Palladian Lime, LLC

Panther Mining LLC

Paramont Coal Company Virginia, LLC

Paynter Branch Mining, Inc.

Peerless Eagle Coal Co.

Pennsylvania Land Holdings Company, LLC

Pennsylvania Services Corporation

Performance Coal Company

Peter Cave Mining Company

Pigeon Creek Processing Corporation

Pilgrim Mining Company, Inc.

Pioneer Fuel Corporation

Pioneer Mining, Inc.

Plateau Mining Corporation

Powell River Resources Corporation

Power Mountain Coal Company

Premium Energy, LLC

Raven Resources, Inc.

Rawl Sales & Processing Co.

Red Ash Sales Company, Inc.

Resource Development LLC

Resource Land Company LLC

River Processing Corporation

(13)  Tucson Limited Liability Company owns a 50% interest.

(14)  Coal Handling Solutions LLC owns a 100% interest (Martin County Coal Corporation owns a 45.34% interest and Road Fork Development Company, Inc. owns a 4.66% interest in Coal Handling Solutions LLC.)

(15)  Elk Run Coal Company, Inc. owns a 54% interest.

Rivereagle Corp.

Riverside Energy Company, LLC

Riverton Coal Production Inc.

Riverton Coal Sales, Inc.

Road Fork Development Company, Inc.

Robinson-Phillips Coal Company

Rockridge Coal Company

Rockspring Development, Inc.

Roda Resources LLC

Rostraver Energy Company

Ruhrkohle Trading Corporation

Rum Creek Coal Sales, Inc.

Russell Fork Coal Company

SC Coal Corporation

Scarlet Development Company

Shannon-Pocahontas Coal Corporation

Shannon-Pocahontas Mining Company

Shenandoah Capital Management Corp.

Sidney Coal Company, Inc.

Simmons Fork Mining, Inc.

Solomons Mining Company

Spartan Mining Company

Stillhouse Mining LLC

Stirrat Coal Company

Stone Mining Company

Support Mining Company

Sycamore Fuels, Inc.

T. C. H. Coal Co.

Talon Loadout Company

Target Drilling Inc.(16)

Tennessee Consolidated Coal Company

Tennessee Energy Corp.

Town Creek Coal Company

Trace Creek Coal Company

Tucson Limited Liability Company

Twin Star Mining, Inc.

Twisted Gun, LLC(17)

Vantage Mining Company

Virginia Energy Company, LLC

Wabash Mine Holding Company

Warrick Holding Company

West Kentucky Energy Company

West Virginia Media Partners, LP(18)

White Buck Coal Company

White Flame Energy, Inc.

Williams Mountain Coal Company

Winifrede Coal Corporation

Wyomac Coal Company, Inc.

Wyoming Quality Healthcare Coalition, LLC(19)

(16)  Foundation PA Coal Company, LLC owns a 49% interest.

(17)  Premium Energy, LLC owns a 33.33% interest.

(18)  Alpha Appalachia Services, Inc. owns a 3.6% interest.

(19)  Alpha Coal West, Inc. owns a 33-1/3% interest.